UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 13, 2006
Cord Blood America, Inc.
(Exact name of registrant as specified in its charter)
Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9000 W. Sunset Boulevard - Suite 400 - West Hollywood, CA 90069
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  310-432-4090

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On
October 13, 2006
, Cord Blood America, Inc. (the "Company") entered into a assignment of Employment Agreements with 6 members of Management of CorCell, Inc. The six members of management are Marcia Laleman, Marion Malone, Jill Hutt, Bruce Ditnes, Antonia Lafferty and George Venianakis. The agreements allow for assignment of existing employment agreements to Cord Blood America, Inc. with like benfits until new employment agreements can be negotiated by
March 31, 2007
. A copy of the Agreements are attached hereto as Exhibits 10.83-10.88.

On
October 13, 2006
, Cord Blood America, Inc. (the "Company") entered into a Technology License Agreement with Vita34 AG, a company organized under the laws of
Germany
. The license agreement allows for the Company to license the proprietary technology of Vita34 AG, for a royalty fee of 0.5% of net revenue recognized on cord blood samples collected processed and stored by the Company and its subsidiaries.
A copy of the Agreement is attached hereto as Exhibit 10.89.

Item 2.01 Completion of Acquisition or Disposition of Assets.

          On October 13, 2006, Cord Blood America, Inc., Florida corporation (the “Company”), completed the acquisition of specific assets from CorCell, Inc., a Delaware corporation, for the aggregate purchase price of $1.00 in cash.  The Acquisition related to our collecting, testing, processing and preserving umbilical cord blood and included the assets and liabilities associated with the operations of CorCell, Inc., including but not limited to rights to new sales generated, technology license agreement, employment agreements with current management, general office technology and equipment, and the exclusive right to purchase the current customer base and revenues. Copies of the Agreements are attached hereto as Exhibits 10.72-10.73 and 10.76-10.82.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

          On October 13, Cord Blood America, Inc. (“CBAI”) entered into an agreement with Cornell Capital Partners, LP (“Cornell”). The agreement adjusts certain terms as a result of such issuances by the company described below:: Secured Convertible Debenture issued on September 9, 2005; Secured Convertible Debenture issued on December 23, 2005; Common Stock Purchase Warrant issued September 9, 2005; Common Stock Purchase Warrant issued September 9, 2005; Common Stock Purchase Warrant issued September 9, 2005; Pursuant to the agreement, the following changes have been agreed to by both parties: The Conversion Price (as defined in the Convertible Debentures) shall be adjusted pursuant to Section 3(c)(iv) of the convertible debentures such that the Conversion Price in effect from this date forward shall be equal to $0.101 per share.  The Warrant Exercise Price and the number of Warrant Shares (each as defined in the warrants) shall be adjusted pursuant to Section 8(a) of the Warrant such that the Warrant Exercise Price in effect from this date forward shall be equal to $0.101 per share.  A copy of the agreement is attached hereto as Exhibit 10.90.

Item 3.02 Unregistered Sales of Equity Securities.

          On October 13, 2006, Cord Blood America, Inc., Florida corporation (the "Company"), entered into a Stock Purchase Agreement with Independence Blue Cross, a Pennsylvania not for profit hospital corporation (the "Buyer"), for the aggregate purchase price of up to $1,000,000 periodically bought in increments until March 31, 2007.  The securities sold are unregistered restricted securities with variable prices throughout the periodic transactions.  On October 13, 2006, The Company also entered into a Registration Rights Agreement with the Buyer. Copies of the Agreements are attached hereto as Exhibits 10.74-10.75

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibits
EX-10.72	Asset Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.73	Asset Purchase Agreement Schedules, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.74	Stock Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross.
EX-10.75	Registration Rights Agreement, executed October 13, 2006, between the Company and Independence Blue Cross.
EX-10.76	Existing Samples Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.77	Existing Samples Purchase Agreement Schedules, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.78	Bill Of Sale, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.79	Assumption Agreement, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.80	Trademark Assignment, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.81	Non-Competiton Agreement, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.82	Office Sublease, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.83	Employment Agreement Assignment, executed October 13, 2006, between the Company and Bruce Ditnes.
EX-10.84	Employment Agreement Assignment, executed October 13, 2006, between the Company and Jill Hutt.
EX-10.85	Employment Agreement Assignment, executed October 13, 2006, between the Company and Antonia Lafferty.
EX-10.86	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marcia Laleman.
EX-10.87	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marion Malone.
EX-10.88	Employment Agreement Assignment, executed October 13, 2006, between the Company and George Venianakis.
EX-10.89	Technology License Agreement, executed October 13, 2006, between the Company and Vita34 AG.
EX-10.90	Agreement by and between Cord Blood America, Inc and Cornell Capital Partners, LP executed October 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cord Blood America, Inc.
Date: October 18, 2006	By:	/s/ Matthew L. Schissler
Matthew L. Schissler Chief Executive Officer